UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2011

BLUEFLY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14498	13-3612110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 West 39th Street, New York, New York 10018
(Address of Principal Executive Offices) (Zip Code)

(212) 944-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 4, 2011, Bluefly, Inc. (the “Company”) and A+D Labs LLC (“A+D Labs,” and, together with the Company, the “Members”) entering into a Limited Liability Company Operating Agreement (the “Operating Agreement”) in connection with the formation of Eyefly LLC (“Eyefly”), a newly-formed Delaware limited liability company which is initially owned 52% by the Company, and 48% by A+D Labs.  Eyefly was formed for the purposes of developing and operating an e-commerce Web site and related online and mobile applications focused on selling fashionable prescription eyewear directly to consumers.

Pursuant to the Operating Agreement, the Members made an aggregate of $700,000 of initial capital contributions ($364,000 from the Company and $336,000 from A+D Labs) and agreed to make an additional $600,000 of capital contributions ($312,000 from the Company and $288,000 from A+D Labs) as necessary.  In addition, both the Company and an affiliate of A+D Labs entered into Management Services Agreements with Eyefly (the “Management Services Agreements,” and, together with the Operating Agreement, the “Eyefly Agreements”) pursuant to which they each agreed to provide certain services to Eyefly on a cost basis.

Under the terms of the Operating Agreement, the Company is entitled to appoint two members to Eyefly’s Board of Managers, and A+D Labs is entitled to appoint one member, subject in each case to certain ongoing ownership requirements.  Decisions are generally made by a majority of the Board of Managers, provided that the unanimous approval of the Board of Managers is required for (a) any change to Eyefly’s primary line of business, (b) the issuance of additional equity Units above a certain agreed upon threshold, unless each of A+D Labs and the Company is permitted to participate in such issuance on a pro rata basis, (c) a sale of the company transaction, subject to an exception for a sale on or after the four year anniversary of formation at a minimum valuation that exceeds a specified multiple of adjusted EBITDA, (d) transactions between Eyefly and either the Company or A+D Labs, subject to certain exceptions or (e) approval of any annual marketing budget that has an ad to sales ratio in excess of certain agreed-upon thresholds.

The Operating Agreement contains customary provisions relating to tax allocations and distributions, confidentiality, indemnification, and restrictions on transfer of equity in Eyefly, including (without limitation) a right of first refusal and co-sale rights.  In addition, the Operating Agreement provides the Company with an option (the “Call Option”) to purchase A+D Labs’ equity in Eyefly on or after the four year anniversary of formation at a valuation based on a specified multiple of adjusted EBITDA.  In the event that the Company exercises the Call Option, A+D Labs has the option to receive the purchase price for equity in shares of the Company’s Common Stock, provided that the total number of shares issued to A+D Labs pursuant to such option cannot exceed 4,918,856 shares (which is less than 20% of the outstanding shares of the Company’s Common Stock as of the date of the Operating Agreement).

In connection with the formation of Eyefly and the Company’s entry into the Eyefly Agreements, the Company and Wells Fargo Bank, National Association (“Wells Fargo”) entered into:  (a) a consent and amendment to the Company’s Loan and Security Agreement with Wells Fargo, pursuant to which Wells Fargo agreed to the Company’s investment in Eyefly (the “Consent and Amendment”); and (b) a pledge agreement pursuant to which the Company granted Wells Fargo a security interest in the Company’s equity interest in Eyefly (the “Pledge Agreement,” and, together with the Consent and Amendment, the “Wells Fargo Agreements”).

The foregoing description is qualified in its entirety by reference to the Eyefly Agreements and the Wells Fargo Agreements, which are being filed as exhibits to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

10.1	Operating Agreement of Eyefly LLC, dated as of January 4, 2011.

10.2	Management Services Agreement, dated as of January 4, 2011, by and between Eyefly LLC and Bluefly, Inc.

10.3	Management Services Agreement, dated as of January 4, 2011, by and between Eyefly LLC and Tworoger Associates, Ltd.

10.4	Eighth Amendment to Loan and Security Agreement, dated as of January 4, 2011, by and between Bluefly, Inc. and Wells Fargo Bank, National Association

10.5	Pledge Agreement, dated as of January 4, 2011, by and between Bluefly, Inc. and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2011

BLUEFLY, INC.

By:	/s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

10.1	Operating Agreement of Eyefly LLC, dated as of January 4, 2011.

10.2	Management Services Agreement, dated as of January 4, 2011, by and between Eyefly LLC and Bluefly, Inc.

10.3	Management Services Agreement, dated as of January 4, 2011, by and between Eyefly LLC and Tworoger Associates, Ltd.

10.4	Eighth Amendment to Loan and Security Agreement, dated as of January 4, 2011, by and between Bluefly, Inc. and Wells Fargo Bank, National Association

10.5	Pledge Agreement, dated as of January 4, 2011, by and between Bluefly, Inc. and Wells Fargo Bank, National Association